Exhibit 11
                                 THERMEDICS INC.

                        Computation of Earnings per Share


                                                     Three Months Ended
                                                 ----------------------------
                                                 September 27,  September 28,
                                                          1997           1996
   --------------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                                  $ 6,664,000    $ 6,359,000
                                                   -----------    -----------
   Shares:
     Weighted average shares outstanding            36,703,541     36,645,979

     Add: Shares issuable from assumed exercise of
          options (as determined by the
          application of the treasury stock method)    205,186        437,281

          Shares issuable from assumed conversion
          of subordinated convertible debentures     1,988,984      1,988,984
                                                   -----------    -----------
     Weighted average shares outstanding, as
       adjusted (b)                                 38,897,711     39,072,244
                                                   -----------    -----------
   Primary Earnings per Share (a) / (b)            $       .17    $       .16
                                                   ===========    ===========
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                                                                    Exhibit 11
                                 THERMEDICS INC.

                        Computation of Earnings per Share


                                                      Nine Months Ended
                                                 ----------------------------
                                                 September 27,  September 28,
                                                          1997           1996
   --------------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                                  $34,136,000    $21,370,000
                                                   -----------    -----------
   Shares:
     Weighted average shares outstanding            36,694,755     36,333,577

     Add: Shares issuable from assumed exercise of
          options (as determined by the
          application of the treasury stock method)    229,093        470,830

          Shares issuable from assumed conversion
          of subordinated convertible debentures     1,988,984        968,993
                                                   -----------    -----------
     Weighted average shares outstanding, as
       adjusted (b)                                 38,912,832     37,773,400
                                                   -----------    -----------
   Primary Earnings per Share (a) / (b)            $       .88    $       .57
                                                   ===========    ===========